UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
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NATIONWIDE VARIABLE INSURANCE TRUST

(Name of Registrant as Specified In Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

November 20, 2025

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT J.P. Morgan Equity and Options Total Return Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT AQR Large Cap Defensive Style Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of J.P. Morgan Investment Management Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of AQR Capital Management, LLC as the Fund’s subadviser. These changes became effective on September 22, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until February 27, 2026. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-855-206-1404.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT J.P. Morgan Equity and Options Total Return Fund (the “Fund”), a series of the Trust. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of November 7, 2025, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. Until recently, the Fund was known as the “NVIT AQR Large Cap Defensive Style Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund provides its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) with an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective September 22, 2025, J.P. Morgan Investment Management Inc. (“JPMIM”) began serving as the subadviser to the Fund, following the termination of AQR Capital Management, LLC (“AQR”), the Fund’s previous subadviser.

JPMIM is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. JPMIM is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of JPMIM, located at 383 Madison Avenue, New York, NY 10179, as the new subadviser to the Fund. The Board approved the appointment of JPMIM as the subadviser to the Fund on June 10, 2025. Factors considered by the Board in making its decision to approve JPMIM as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek total return through a flexible combination of capital appreciation and current income. AQR had subadvised the Fund since 2017. NFA determined to replace AQR as the Fund’s subadviser due to the Fund’s underperformance relative to its benchmark and its peers. In replacing AQR, NFA sought to retain the defensive nature of the Fund’s strategy, but also to achieve greater upside growth potential and increased investment income. Rather than select a new subadviser focused primarily on high-quality defensive stocks, NFA researched strategies that combined the use of derivatives with a broad array of stocks to both drive upside growth and generate income. NFA selected JPMIM due to its familiarity with JPMIM’s long history managing options overlay strategies.

JPMIM

Based on an analysis of JPMIM’s management team, investment capabilities and processes, compliance program and operational capabilities, NFA recommended to the Board that JPMIM be appointed to serve as the Fund’s subadviser.

As subadvised by JPMIM, the Fund uses a multi-pronged approach to total return, sourced from dividends, options premium and capital appreciation. The Fund seeks to achieve its objective by (1) creating an actively managed portfolio of equity securities and (2) by selling (writing) call options with exposure to the S&P 500 Index (the “Index”). Under normal circumstances, the Fund invests at least 80% of its net assets in a combination of equity securities and options.

The Fund is designed to provide investors with total return while exposing investors to less risk through lower volatility than the broad U.S. large-capitalization stock market. If the Fund is successful in providing lower volatility, then the value of the Fund’s portfolio will fluctuate less than the overall market over a full market cycle (typically, a three to five year time horizon). In order to reduce volatility and provide a diversified source of total return, the Fund will write call options based on the Index or on exchange-traded funds that seek to replicate the Index (“S&P 500 ETFs”). Such options will be at an exercise price (also known as a strike price) that is out-of-the-money. The premiums generated from the written call options are an important source of the Fund's diversified return stream and will be reinvested in the Fund’s portfolio, instead of having the premiums paid out to investors as income. Selling call options may also reduce volatility. The written call options are reset periodically to seek to better capitalize on current market conditions and opportunities; these resets assist the Fund in seeking to provide relatively stable returns. In addition to the use of the options overlay strategy, the Fund may use futures contracts and options on futures, which are derivatives, to more effectively gain targeted equity exposure from its cash positions if it is unable to purchase stocks or write the necessary options for the options overlay strategy.

Long Equity Portfolio – in managing the equity portion of the Fund, the subadviser employs a fundamental data science enabled investment approach that combines research, data insights, and risk management. The subadviser defines data science as the discipline of extracting useful insights from collections of information, and the subadviser utilizes the insights as a part of its investment process. The subadviser utilizes proprietary techniques to process, analyze, and combine a wide variety of information, including the subadviser’s multi-decade history of proprietary fundamental research, company financial statements, and a variety of other data sources that the subadviser finds relevant to conducting fundamental analysis. The subadviser combines insights derived from these sources to forecast the financial prospects of each security, also known as fundamental analysis. Alongside its own insights, the subadviser’s portfolio management team uses the forecasts developed through data science techniques to help to identify securities that are priced favorably relative to their associated levels of risk. The subadviser’s portfolio management team then constructs a portfolio that seeks to maximize expected future financial performance while controlling for key risks to the underlying companies’ businesses identified by the subadviser’s analysis. The subadviser assesses key risks by analyzing potential events or conditions that may have a negative impact on the subadviser’s valuation of a particular security. Such key risks may include, but are not limited to, sensitivity to changes in macroeconomic conditions, competitive risks from existing companies or new entrants, and operational risks related to the companies’ business models. The subadviser regularly evaluates the efficacy of the sources of information included within the investment process, and seeks to identify new data sources that will be additive to the subadviser’s forecasts and portfolio construction, assessing the validity of its models and assumptions as new information becomes available and market conditions change.

The Fund invests primarily in large, well-established companies, which are companies with market capitalizations similar to those within the universe of the Index at the time of purchase. The Fund also may invest in equity securities of U.S. mid-cap companies.

The subadviser may sell a security for several reasons. A security may be sold due to a change in the company’s fundamentals or if the subadviser believes the security is no longer attractively valued relative to its associated levels of risk. Investments may also be sold if the subadviser identifies a stock that it believes offers a better investment opportunity.

Options Overlay – the Fund’s options overlay is intended to provide the Fund with consistent options premium as a diversified source of total return, as well as dampen the Fund’s overall volatility profile. To implement the strategy, the subadviser sells exchange-traded equity options that typically have a reference asset of the Index or an S&P 500 ETF. Premiums are generated from the sale of out-of-the-money call options. The Fund will sell multiple options positions that expire at various dates, and a portion of the options overlay strategy may be reset as the applicable options approach expiration.

Hamilton Reiner (Lead Portfolio Manager), Eric Moreau, Matthew Bensen, CFA and Judy Jansen are jointly responsible for the day-to-day management of the Fund.

Mr. Reiner is a Managing Director at JPMIM and the Chief Investment Officer of the U.S. Core Equity Team and the Head of U.S. Equity Derivatives. He has been with the firm since 2009.

Mr. Moreau is an Executive Director at JPMIM. He has been with the firm since 2014.

Mr. Bensen is an Executive Director at JPMIM. He has been with the firm since 2015.

Ms. Jansen is an Executive Director at JPMIM. She has been with the firm since 2015.

Based on the foregoing considerations, NFA recommended to the Board that JPMIM be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on June 10, 2025, the Board, including those members who were not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of JPMIM as the subadviser to the Fund. The Board was provided with detailed materials relating to JPMIM in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by JPMIM as the Subadviser. In making its determinations, the Board took into account information provided to it by NFA as to the services to be provided by JPMIM under the subadvisory agreement, including information relating to JPMIM’s investment strategy and process for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of JPMIM who would be managing the Fund.

Investment Performance. The Board considered information concerning the hypothetical performance record of JPMIM in managing the investment strategy intended to be used in managing the Fund’s assets as well as the actual performance record of JPMIM in managing investment strategies similar to the proposed investment strategy.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to JPMIM with respect to the Fund. The Board noted that the subadvisory fee rate to be paid to JPMIM would be higher than that of AQR, thereby increasing NFA’s payment obligation to the Fund’s subadviser (based on the Fund’s current size) as a result of appointing JPMIM.

Profitability; Fallout Benefits. The Board considered the effect on NFA’s profitability of appointing JPMIM as subadviser.  No information was presented to the Board regarding JPMIM’s expected profitability as a result of the subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement with JPMIM.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with JPMIM, dated July 1, 2025 (the “Agreement”), was approved by the Board, including the Independent Trustees, on June 10, 2025. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with AQR. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2027, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by JPMIM. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to JPMIM (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to JPMIM and for overseeing and reviewing the performance of JPMIM. JPMIM is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, JPMIM is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers JPMIM selects and to negotiate commissions to be paid on such transactions. In doing so, JPMIM is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, JPMIM and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

JPMIM is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of JPMIM’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify JPMIM for any liability and expenses which may be sustained by JPMIM as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that JPMIM establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits JPMIM to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between JPMIM and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT JPMIM

The following table sets forth the names and principal occupations of the principal executive officers of JPMIM. The address of each person listed below is 383 Madison Avenue, New York, NY 10179.

Name	Title
George Gatch	Director/Chairman
Paul Quinsee	Director /Head of Global Equities
Andrew Powell	Director/AM CAO /Head of Global Client/Senior Business Manager
John Donohue	Director/President/CEO/Head of Global Liquidity
Joy Dowd	Director
Robert Michele	Director/Head of Global Fixed Income, Currency & Commodities
Anton Pil	Director/Head of Global Alternatives
Jedediah Isiah Laskowitz	Director/Head of Global Private Markets and Customized Solutions
John Oliva	Chief Compliance Officer
Andrea Lisher	Director/Head of Americas, Client
Peter Bonanno	General Counsel, Asset Management
Katherine Manghillis	Secretary
Benjamin Hesse	Director/Chief Financial Officer/Treasurer

JPMIM is located at 383 Madison Avenue, New York, NY 10179. JPMIM is an indirect wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded corporation that is listed on the New York Stock Exchange (Ticker: JPM). JPMIM offers a wide range of investment management services and acts as investment adviser to corporate and institutional clients.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2024, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 10, 2024. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of November 7, 2025, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of November 7, 2025, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of November 7, 2025, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of JPMIM as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 1-18-102, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of JPMIM, nor do any such Officers or Trustees own securities issued by JPMIM or have any other material direct or indirect interest in JPMIM.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 1-855-206-1404.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

November 20, 2025

EXHIBIT A
SUBADVISORY FEES

The annual subadvisory fees payable by NFA to JPMIM (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT J.P. Morgan Equity and Options Total Return Fund	0.28% on Subadviser Assets of up to $1 billion; and 0.26% on Subadviser Assets of $1 billion and more

A-1

EXHIBIT B
INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT J.P. Morgan Equity and Options Total Return Fund
0.60% on assets up to $250 million;
0.575% on assets of $250 million and more but less than $1 billion;
0.55% on assets of $1 billion and more but less than $2 billion;
0.525% on assets of $2 billion and more but less than $5 billion; and
0.50% on assets of $5 billion and more

B-1

EXHIBIT C
INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2024. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT J.P. Morgan Equity and Options Total Return Fund	$4,013,401

C-1

EXHIBIT D
OUTSTANDING SHARES

As of November 7, 2025, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT J.P. Morgan Equity and Options Total Return Fund – Class I	17,854,552.702
NVIT J.P. Morgan Equity and Options Total Return Fund – Class II	4,585,529.265
NVIT J.P. Morgan Equity and Options Total Return Fund – Class IV	6,773,867.344
NVIT J.P. Morgan Equity and Options Total Return Fund – Class Y	0

D-1

EXHIBIT E
5% SHAREHOLDERS

As of November 7, 2025, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Percentage of the Class Held by the Shareholder
NVIT J.P. Morgan Equity and Options Total Return Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	85.84%
NATIONWIDE INSURANCE CO SBL-NWMF C/O IPO PORTFOLIO PO BOX 182029 COLUMBUS OH 43218-2029	6.58%
NATIONWIDE LIFE & ANNUITY INSURANCE NWVL-G C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	6.39%

NVIT J.P. Morgan Equity and Options Total Return Fund – Class II
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	100%

NVIT J.P. Morgan Equity and Options Total Return Fund – Class IV
NATIONWIDE LIFE INSURANCE COMPANY PMLIC-VLI C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	98.14%

NVIT J.P. Morgan Equity and Options Total Return Fund – Class Y
N/A

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848‐0920

NVIT J.P. Morgan Equity and Options Total Return Fund
(formerly, NVIT AQR Large Cap Defensive Style Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

November 20, 2025

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT J.P. Morgan Equity and Options Total Return Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT J.P. Morgan Equity and Options Total Return Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of NVIT J.P. Morgan Investment Management Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of AQR Capital Management, LLC as the subadviser to the Fund. This change became effective on September 22, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of November 7, 2025, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about December 12, 2025. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until February 27, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-855-206-1404.

If you want to receive a paper or email copy of the above-listed document, you must request one. There is no charge to you for requesting a copy.